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       EXHIBIT (11)----STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

Earnings per share computations assumes the exercise of stock warrants and options to purchase shares of common stock. The shares assumed exercised are based on the weighted average number of warrants and options outstanding during the period. Under the treasury stock method of computing earnings per share, the number of shares of treasury stock assumed to be repurchased is limited to 20% of common stock outstanding, with the remaining shares assumed to be newly issued and with the excess proceeds assumed to have reduced long-term borrowings outstanding for the periods.

EARNINGS PER SHARE FOR THE PERIOD ENDED MARCH 31, 1995
- ------------------------------------------------------
Application of assumed proceeds ($4,740,952):
  Toward repurchase of outstanding common shares at                  $4,740,952
    March 31, 1995 market price of $6.75 per share                            0
                                                                     ----------
  Reduction of borrowings under line of credit                       $4,740,952
                                                                     ==========
Adjustments of net income:
  Actual net income                                                   1,011,149
  Interest expense reduction                                                  0

                                                                     ----------
Adjusted net income (A)                                               1,011,149

Adjustment of shares outstanding:
  Actual outstanding                                                  4,944,393
  Net additional shares issuable (3,432,664-729,377)                  2,703,287
                                                                     ----------
  Adjusted shares outstanding (B)                                     7,647,680
                                                                     ==========

Net income per common share (A) divided by (B)                       $     0.13
                                                                     ==========

EARNINGS PER SHARE FOR THE PERIOD ENDED MARCH 31, 1994
- ------------------------------------------------------

Application of assumed proceeds ($4,815,503):
  Toward repurchase of outstanding common shares at                  $4,815,503
    March 31, 1994 market price of $6 per share                               0

                                                                     ----------
  Reduction of borrowings under line of credit                       $4,815,503
                                                                     ==========

Adjustments of net income:
  Actual net income                                                     758,593
  Interest expense reduction                                                  0

                                                                     ----------
Adjusted net income (A)                                                 758,593

Adjustment of shares outstanding:
  Actual outstanding                                                  4,902,067
  Net additional shares issuable (3,472,475 - 802,584)                2,669,891
                                                                     ----------
  Adjusted shares outstanding (B)                                     7,571,958
                                                                     ==========

Net income per common share (A) divided by (B)                       $     0.10
                                                                     ==========
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